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                                                                    Exhibit 21.1

                      Subsidiaries of COMFORCE Corporation

      The following is a complete list of all of the subsidiaries of COMFORCE Corporation.

      1.    COMFORCE Operating, Inc.
      2.    COMFORCE Technical Services, Inc.
      3.    COMFORCE Information Technologies, Inc.
      4.    COMFORCE Telecom, Inc.
      5.    Project Staffing Support Team, Inc.
      6.    RHO Acquisition Company
      7.    RHO Company Incorporated
      8.    COMFORCE IT Acquisition Corp., Inc.
      9.    Force Five, Inc.
      10.   SUMTEC Corporation
      11.   Uniforce Services, Inc.
      12.   PrO Unlimited, Inc.
      13.   E.O. Operations Corp.
      14.   E.O. Servicing Co., Inc.
      15.   Uniforce Staffing Services, Inc.
      16.   PrO N.E., Inc.
      17.   USSI-N.E. Corp.
      18.   Uniforce Information Services, Inc.
      19.   Uniforce Payrolling Services, Inc.
      20.   USI Inc. of California
      21.   UTS Corp. of Minnesota
      22.   UTS of Delaware, Inc.
      23.   LabForce of America, Inc.
      24.   Uniforce MIS Services of Georgia, Inc.
            d/b/a Brannon & Tully, Inc.
      25.   Uniforce Medical Office Support, Inc.
      26.   Uniforce Information Services of Texas, Inc.
      27.   Temporary Help Industry Servicing Co., Inc.
      28.   Montare International, Inc.
      29.   Brannon & Tully, Inc.
      30.   Staffing Industry Funding & Support, Inc.
      31.   Professional Staffing Funding & Support, Inc.
      32.   Brentwood Service Group, Inc.
      33.   Tempfunds International, Inc.
      34.   Computer Consultants Funding & Support, Inc.
      35.   Thisco of Canada, Inc.
      36.   Camelot Consulting Group, Inc.
      37.   Camelot Communications Group, Inc.
      38.   Camelot Control Group, Inc.
      39.   Camelot Group, Inc.